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                                                                 EXHIBIT 10.21.1

                     AMENDED AND RESTATED EXCHANGE AGREEMENT

         THIS AMENDED AND RESTATED EXCHANGE AGREEMENT (this "Agreement"), dated as of April 30, 2002, is made and entered into by and among Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership ("HMTF"), and HM3 Coinvestors, L.P., a Delaware limited partnership ("HM3" and, together with HMTF, "Sellers"), and LIN TV Corp., a Delaware corporation ("Buyer").

                                    RECITALS:

         A. Pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of March 28, 2002 among PS Texas Investments LLC ("PS Texas"), HMTF and HM3, HMTF and HM3, upon the satisfaction of the conditions contained therein, have agreed to acquire from PS Texas (i) 250,000 shares (together with any and all shares of Preferred Stock (as defined below) issued or issuable in respect of such shares as in-kind dividends, the "Shares") of the 14% Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of STC Broadcasting, Inc., a Delaware corporation and subsidiary of Sunrise Television Corp., a Delaware corporation ("Sunrise"), (ii) a Senior Subordinated Promissory Note, dated December 30, 1999, in the original principal amount of $21,749,383, payable by Sunrise to HMTF, as subsequently transferred to PS Texas, and (iii) a Senior Subordinated Promissory Note, dated December 30, 1999, in the original principal amount of $750,617, payable by Sunrise to HM3, as subsequently transferred to PS Texas (collectively, the "Notes").

         B. The Buyer and Sellers previously entered into that certain Exchange Agreement dated as of February 19, 2002 (the "Original Agreement") and desire to amend and restate the Original Agreement upon the terms and conditions set forth herein.

         C. The Buyer desires to purchase from Sellers, and Sellers desire to sell to the Buyer, the Shares and Notes pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:

         1. Purchase and Sale of Shares and Notes. Subject to the terms and conditions hereof, Sellers severally agree to sell, and the Buyer shall purchase, the Shares and the Notes.

         2. Purchase Price; Exchange.

            (a) The purchase price per Share shall be $100.00, plus accumulated and unpaid dividends to, but not including, the Closing Date (as defined in Section 4)(such aggregate price being referred to herein as the "Shares Purchase Price").

            (b) The purchase price for the Notes shall be the principal balance of the Notes then outstanding on the Closing Date, plus accrued and unpaid interest to, but not including, the Closing Date (together with the Shares Purchase Price, the "Purchase Price").

            (c) At the Closing (as defined in Section 4), the Buyer shall issue to HMTF and HM3, the number of shares (rounded to the nearest whole share) of its Class B Common Stock, par value $0.01 per share, as is determined by dividing the Purchase Price payable to each of HMTF and HM3 by the Fair Market Value of a share of Class A Common Stock, par value $0.01 per share, of the Buyer. For purposes hereof, "Fair Market Value" shall mean (x) in the event that





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         LIN has consummated an initial public offering of its Class A Common
         Stock (an "IPO"), the public offering price per share, less underwriting discounts and commissions, of such a share in the IPO and
         (y) in the event that LIN has not consummated an initial public offering of its Class A Common Stock, unless otherwise determined by mutual agreement of the Buyer and Sellers, the midpoint of the range of the proposed public offering price per share of such a share in the IPO, less the proposed underwriting discount and commission, as set forth in the latest prospectus relating to the IPO.

            (d) The Purchase Price shall be allocated in accordance with Exhibit A.

         3. Other Actions at the Closing. At the Closing: (a) Sellers shall deliver to the Buyer certificates representing the Shares duly endorsed to the Buyer or accompanied by stock powers duly executed by Sellers, in form and substance reasonably satisfactory to the Buyer, and (b) Sellers shall deliver to the Buyer the Notes duly endorsed to the Buyer.

         4. Closing. Subject to the terms and conditions hereof, the consummation of the transactions contemplated in this Agreement (the "Closing") shall occur at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 a.m., on the date (the "Closing Date") of the consummation of the merger contemplated by the STC/LIN Merger Agreement (as defined in Section 8(a)(iv)), unless otherwise agreed to by Buyer and Sellers. Prior to the Closing Date, Sellers shall notify Buyer of the amount of the Purchase Price and the portion of the Purchase Price payable to each Seller.

         5. Representations and Warranties.

            (a) Each Seller hereby severally, and not jointly, represents and warrants to Buyer that upon the consummation of the transactions contemplated by the Purchase Agreement:

                (i) Such Seller has all necessary power and authority to enter into this Agreement and to sell, assign, transfer and deliver to the Buyer the Shares and the Note being transferred by it pursuant to the terms and conditions of this Agreement;

                (ii) This Agreement is a legal, valid and binding agreement of such Seller enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought;

                (iii) Such Seller is the owner and holder of the Note being transferred by it hereunder and such Seller has not previously assigned or encumbered such claims to any third party;

                (iv) Such Seller owns of record and beneficially all of the
            Shares being transferred by it hereunder free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever;

                (v) Each Seller is an "accredited investor" as defined by Rule
            501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");




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                (vi) The shares of Class B Common Stock to be purchased by each
            Seller hereunder, as applicable, will be acquired for such Seller's own account and for investment purposes only, and not with a view to, or for sale in connection with, any distribution of such shares in violation of the Securities Act or any applicable state securities laws;

                (vii) Each Seller understands and acknowledges that (i) none of the shares of Class B Common Stock to be issued hereunder has been registered under the Securities Act or any applicable state securities laws and, when issued, will be "restricted securities" within the meaning of Rule 144 under the Securities Act; and (ii) such shares cannot be sold, transferred or otherwise disposed of unless such shares subsequently are registered under the Securities Act and any applicable state securities laws, or exemptions from registration thereunder are then available; and

                (viii) Each Seller has been afforded an opportunity to ask questions of, and receive answers from, the Chief Executive Officer and other officers of the Buyer concerning the business, financial condition and prospects (financial and otherwise) of the Buyer.

            (b) The Buyer hereby represents and warrants to Sellers that:

                (i) The Buyer has all necessary power and authority to enter into this Agreement and to buy the Shares and the Notes from Sellers pursuant to the terms and conditions of this Agreement; and

                (ii) This Agreement is a legal, valid and binding agreement of the Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         6. Buyer's Conditions to Closing. The obligation of the Buyer to purchase the Shares and the Notes under this Agreement is subject to the following conditions: (a) no preliminary or permanent injunction or other decree or ruling issued by a court of competent jurisdiction in the United States is in effect that would prevent the sale or purchase of the Shares or the Notes, (b) the representations and warranties of Sellers contained in Section 5(a) hereof shall be true and correct as of the date hereof and true and correct at the time of the Closing as if made on and as of such time, (c) Sellers shall have performed their covenants contained in the Agreement in all material respects,
(d) the purchase of the Shares and the Notes shall have been consummated pursuant to the Purchase Agreement, and (e) the merger contemplated by the STC/LIN Merger Agreement shall have been consummated.

         7. Sellers' Conditions to Closing. The obligation of Sellers to sell the Shares under this Agreement is subject to the following conditions: (a) no preliminary or permanent injunction or other decree or ruling issued by a court of competent jurisdiction in the United States is in effect that would prevent the sale or purchase of the Shares or the Notes, (b) the representations and warranties of the Buyer contained in Section 5(b) hereof shall be true and correct as of the date hereof and true and correct at the time of the Closing as if made on and as of such time, (c) the Buyer shall have performed its covenants contained in this Agreement in all material respects, (d) the purchase of the Shares and the Notes shall have been consummated pursuant to the Purchase Agreement, and (e) the merger contemplated by the STC/LIN Merger Agreement shall have been consummated.



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         8. Termination.

            (a) This Agreement may be terminated prior to the Closing:

                (i) by mutual consent of the Buyer and Sellers;

                (ii) by either the Buyer, on the one hand, or Sellers, on the other hand, in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6(b) or (c) or Section 7(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                (iii) automatically, without further action by either the Buyer or Sellers, if the Purchase Agreement is terminated for any reason whatsoever; or

                (iv) automatically, without further action by either the Buyer or Sellers, if the Agreement and Plan of Merger dated as of February 19, 2002, as it may be amended from time to time (the "STC/LIN Merger Agreement"), by and among Sunrise and LIN is terminated for any reason whatsoever.

            (b) Termination of this Agreement pursuant to Section 8(a) shall terminate all rights and obligations of the parties hereunder and neither party shall have any liability to the other party hereunder; provided that this
Section 8 and Sections 9, 10, 11, 12, 13, 14, 15 and 16 shall remain in effect; and provided further that termination of this Agreement shall not relieve any party from liability for any breach of this Agreement by such party prior to such termination.

         9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, with return receipt requested, as follows:

           If to the Buyer, to:

           LIN TV Corp.
           Four Richmond Square, Suite 200
           Providence, Rhode Island 02906
           Attention:  President
           Facsimile:  (401) 454-0089

           with copies to (which shall not constitute notice):

           LIN Television Corporation
           Four Richmond Square
           Providence, Rhode Island  02906
           Attention:  General Counsel
           Facsimile:  (401) 454-2817



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           - and -

           Covington & Burling
           1201 Pennsylvania Avenue, N.W.
           Washington, DC  20004
           Attention:  Ralph C. Voltmer Jr.
           Facsimile:  (202) 662-6290

           If to Sellers:

           Hicks, Muse, Tate & Furst Incorporated
           200 Crescent Court, Suite 1600
           Dallas, Texas 75201
           Attention:  Peter Brodsky
           Facsimile:  (214) 740-7888

           with a copy to (which shall not constitute notice):

           Weil, Gotshal & Manges LLP
           100 Crescent Court, Suite 1300
           Dallas, Texas  75201-6950
           Attention:  Glenn D. West
           Facsimile:  (214) 746-7777

         10. Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time by the written consent of the parties hereto.

         11. No Prior Agreements. This Agreement (a) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (b) is not intended to confer upon any other person any rights or remedies hereunder.

         12. Successors and Assigns. This Agreement shall be binding solely upon, be enforceable solely by and inure solely to the benefit of each party hereto and their respective successors, assigns and transferees, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         13. Expenses. Each of the parties shall pay its own expenses in connection with the negotiation, execution and performance of the Agreement. No party has incurred any broker's or finder's fee in connection with this Agreement that the other party will be obligated to pay.

         14. Counterparts. This Agreement and any amendments hereto may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which shall be considered to be an original, but all of which together shall constitute the same instrument.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws doctrine. The parties hereto consent to being subject to the jurisdiction of any federal or state court located in the State of Texas, and proper venue shall lie in Dallas, Texas.


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         16. Severability. If any term, provision or restriction of this
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         17. Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         18. Survival. All representations, warranties, covenants and other agreements and assignments of the parties hereto shall survive the Closing.

         19. Interpretation. All references in this Agreement to Articles, Sections, subsections, and other subdivisions refer to the corresponding Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivision of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections, or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. No Affiliate Liability. Each of the following is herein referred to as "Seller Affiliate:" (a) any direct or indirect holder of any equity interests or securities of either Seller (whether such holder is a limited or general partner, member, stockholder or otherwise), (b) any Affiliate (as defined below) of either Seller, or (c) any director, officer, employee, representative or agent of (i) either Seller, (ii) any Affiliate of either Seller or (iii) any such holder of equity interests or securities referred to in clause (a) above. No Seller Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Buyer hereby waives and releases all claims related to any such liability or obligation. "Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

         21. Further Assurances. From time to time following the Closing, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

                [Remainder of this page intentionally left blank]




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         IN WITNESS WHEREOF, the parties have executed this Agreement to take effect as of the date set forth above.

                                 HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

                                 By: HM3/GP Partners, L.P., its general partner

                                 By: Hicks, Muse GP Partners III, its general
                                     partner

                                 By: Hicks, Muse Fund III Incorporated, its
                                     general partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


                                 HM3 COINVESTORS, L.P.

                                 By: Hicks, Muse GP Partners III, L.P., its
                                     general partner

                                 By: Hicks, Muse Fund III Incorporated, its
                                     general partner


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------

                                 LIN TV CORP.


                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------


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                                    EXHIBIT A
                                       TO
                     AMENDED AND RESTATED EXCHANGE AGREEMENT

                          ALLOCATION OF PURCHASE PRICE


Allocation of Sellers' Amount Realized

For federal income tax purposes, the Sellers' amount realized on the sale of the Shares and Notes pursuant to this Agreement shall be allocated in the following order of priority:

1) first to the Notes, in an amount equal to the combined principal balance and accrued but unpaid interest on the Notes to but not including the Closing Date;

2) second to the Shares, in an amount equal to the accreted balance of the Shares to but not including the Closing Date; and

3)       third to the Notes.